Exhibit (c)(5)

# Deferred Tax Liability

## Wesco's Common Equity Portfolio (All Data as of 12/20/2010)

*($ in millions, except per share data)*

| | Stock | Current Value | Current Deferred Tax Liability | Illustrative Range For Present Value of Deferred Tax Liability | | | Illustrative Range For Difference Between Current and Present Value | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | | | Aggregate | | | Per Wesco Share [3] | | |
| | | | | Low | Mid | High | Low | Mid | High | Low | Mid | High |
| Coca-Cola | Coca-Cola [1] | $470.6 | $150.4 | $117.9 | $73.0 | $22.4 | $32.6 | $77.4 | $128.1 | $4.57 | $10.88 | $17.99 |
| | **Sub-Total** | **$470.6** | **$150.4** | **$117.9** | **$73.0** | **$22.4** | **$32.6** | **$77.4** | **$128.1** | **$4.57** | **$10.88** | **$17.99** |
| Other Common Equities | P&G [2] | $405.4 | $11.5 | $11.0 | $10.0 | $8.7 | $0.5 | $1.6 | $2.9 | $0.08 | $0.22 | $0.40 |
| | Wells Fargo [2] | 380.6 | (0.8) | (0.7) | (0.7) | (0.6) | (0.0) | (0.1) | (0.2) | (0.01) | (0.01) | (0.03) |
| | Kraft [2] | 317.3 | (3.0) | (2.8) | (2.6) | (2.2) | (0.1) | (0.4) | (0.7) | (0.02) | (0.06) | (0.10) |
| | US bancorp [2] | 261.4 | (1.9) | (1.8) | (1.7) | (1.5) | (0.1) | (0.3) | (0.5) | (0.01) | (0.04) | (0.07) |
| | American Express [2] | 82.6 | 22.6 | 21.5 | 19.5 | 17.0 | 1.1 | 3.0 | 5.6 | 0.15 | 0.43 | 0.79 |
| | Johnson & Johnson [2] | 9.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.00 | 0.00 | 0.00 |
| | **Sub-Total** | **$1,456.3** | **$28.4** | **$27.1** | **$24.6** | **$21.4** | **$1.4** | **$3.8** | **$7.1** | **$0.19** | **$0.54** | **$0.99** |
| Gillette | Gillette [2] | n.a. | $116.4 | $110.8 | $100.7 | $87.4 | $5.5 | $15.7 | $28.9 | $0.78 | $2.20 | $4.06 |
| | **Sub-Total** | **n.a.** | **$116.4** | **$110.8** | **$100.7** | **$87.4** | **$5.5** | **$15.7** | **$28.9** | **$0.78** | **$2.20** | **$4.06** |
| | **Total** | **$1,926.9** | **$295.2** | **$255.8** | **$198.3** | **$131.2** | **$39.5** | **$96.9** | **$164.1** | **$5.54** | **$13.62** | **$23.05** |

Note: Analysis excludes deferred tax liabilities associated with Goldman Sachs warrants
(1) Assumptions: Low = 5-year holding period at 5.0% discount rate; Mid = 10-year holding period at 7.5% discount rate; High = 20-year holding period at 10.0% discount rate
(2) Assumptions: Low = 1-year holding period at 5.0% discount rate; Mid = 2-year holding period at 7.5% discount rate; High = 3-year holding period at 10.0% discount rate
(3) Based on 7,119,807 shares outstanding as of 11/5/2010
Source: Company management

Greenhill | 1

Deferred Tax Liability

Wesco’s Common Equity Portfolio (All Data as of 12/20/2010)

($ in millions, except per share data)

Illustrative Range For Present Value of Deferred Tax

Liability

Stock Current Value Current Deferred Tax Liability Effective Tax Rate

Low Mid High Low Low High

(1)

Coca-Cola Coca-Cola $470.6 $150.4 $117.9 $73.0 $22.4 27.4% 17.0% 5.2%

Other Common Equities

(2)P & G 405.4 $11.5 $11.0 $10.0 $8.7 33.3% 30.3% 26.3%

(2)

Wells Fargo 380.6 (0.8) (0.7) (0.7) (0.6) 33.3% 30.3% 26.3%

(2)

Kraft 317.3 (3.0) (2.8) (2.6) (2.2) 33.3% 30.3% 26.3%

(2)

US Bancorp 261.4 (1.9) (1.8) (1.7) (1.5) 33.3% 30.3% 26.3%

(2)

American Express 82.6 22.6 21.5 19.5 17.0 33.3% 30.3% 26.3%

(2)

Johnson & Johnson 9.0 0.0 0.0 0.0 0.0 33.3% 30.3% 26.3%

(2)

Gillette Gillette n.a. 116.4 110.8 100.7 87.4 33.3% 30.3% 26.3%

Note: Analysis excludes deferred tax liabilities associated with Goldman Sachs warrants

(1) Assumptions: Low = 5-year holding period at 5.0% discount rate; Mid = 10-year holding period at 7.5% discount rate; High = 20-year holding period at 10.0% discount rate

(2) Assumptions: Low = 1-year holding period at 5.0% discount rate; Mid = 2-year holding period at 7.5% discount rate; High = 3-year holding period at 10.0% discount rate 2 Source: Company management